As filed with the Securities and Exchange Commission on August 2, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	22-1897375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-D
Freehold, NJ 07728
Tel: (732) 577-9996

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael P. Landy
President and Chief Executive Officer
Monmouth Real Estate Investment Corporation
Juniper Business Plaza
3499 Route 9 North, Suite 3-D
Freehold, NJ 07728
Tel: (732) 577-9996

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael A. Leber, Esquire

Carmen M. Fonda, Esquire
Venable LLP
750 E. Pratt Street, Suite 900
Baltimore, MD 21202
Tel: (410) 244-7400

From time to time after the effective date of the Registration Statement

Approximate date of commencement of proposed sale to public

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[X]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[ ]
			Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price		Amount of registration fee
Common Stock		(1)(2)		$(4)
Preferred Stock		(1)(2)		$(4)
Depositary Shares		(1)(2)		$(4)
Debt Securities		(1)(2)		$(4)
Warrants (3)		(1)(2)		$(4)
Rights		(1)(2)		$(4)
Units		(1)(2)		$(4)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(3)	The warrants covered by this Registration Statement may be preferred share warrants, common share warrants or depositary share warrants.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, the registrant is deferring payment of the entire registration fee, except with respect to $180,475,000 of Unsold Securities (as defined below). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered under this registration statement include unsold securities previously registered on a registration statement on Form S-3 (Registration No. 333-206187) filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2015 and declared effective on August 20, 2015 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number of common stock, shares of preferred stock, depository shares, debt securities and warrants with an aggregate offering price not to exceed $500,000,000, of which securities with an aggregate offering price of $180,475,000 (the “Unsold Securities”) remain unsold as of the filing date of this registration statement and are being included in this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $20,971.20 relating to the Unsold Securities under the Prior Registration Statement will continue to be applied to such securities registered in this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

PROSPECTUS

Common Stock
Preferred Stock

Depositary Shares

Debt Securities

Warrants

Rights

Units

Monmouth Real Estate Investment Corporation may offer, issue and sell, from time to time, in one or more series or classes, the securities described in this prospectus. In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time these securities in such amounts as set forth in a prospectus supplement.

The securities may be offered separately or together in any combination and as separate classes or series. We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should read carefully this prospectus and any accompanying prospectus supplement before deciding to invest in these securities.

We or any selling security holder may offer and sell these securities through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the accompanying prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our stock is subject to certain restrictions on ownership and transfer intended, among other purposes, to assist us in preserving our qualification as a real estate investment trust, or REIT, for federal income tax purposes. See “Description of Common and Preferred Stock—Restrictions on Ownership and Transfer.”

The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “MNR.” Our 6.125% Series C Cumulative Redeemable Preferred Stock is listed on the NYSE under the symbol “MNR.PC.”

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described in this prospectus on page 7 and any accompanying prospectus supplement, as well as the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 2, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC, as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we or any selling security holder may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, before making an investment decision.

Except where the context suggests otherwise, the terms “our company,” “we,” “us” and “our” refer to Monmouth Real Estate Investment Corporation, a Maryland corporation, together with its consolidated subsidiaries.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus or in the applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the following documents we filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on November 29, 2017;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2017, filed with the SEC on February 7, 2018, March 31, 2018, filed with the SEC on May 8, 2018 and June 30, 2018, filed with the SEC on August 1, 2018;

●	Our Current Reports on Form 8-K filed with the SEC on October 2, 2017, March 23, 2018, May 18, 2018 and June 20, 2018 (other than any information in such reports that was “furnished” but not “filed”);

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 28, 2010 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or reports filed for the purpose of updating such description;

●	The description of our 6.125% Series C Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on September 8, 2016 under the Exchange Act, including any amendment or reports filed for the purpose of updating such description; and

●	All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, is furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. A request should be made to Monmouth Real Estate Investment Corporation, Attention: Stockholder Relations, Juniper Business Plaza, Suite 3-D, 3499 Route 9 North, Freehold, New Jersey 07728 (telephone number 732-577-9996).

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is www.sec.gov. Copies of these documents may be available on our website at www.mreic.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement to this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

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FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents that we incorporate by reference, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. In particular, statements relating to our liquidity and capital resources, portfolio performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance are forward-looking statements. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result,” “seek,” and similar expressions, or the negative use of those words, are intended to identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not a forward-looking statement. Forward- looking statements include statements about our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings “Risk Factors,” as well as under the headings “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2017, March 31, 2018 and June 30, 2018, which are incorporated by reference into this prospectus. These and other risks, uncertainties and factors could cause our actual results to differ materially from those included in any forward-looking statements we make. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from our expectations include, among others:

●	the ability of our tenants to make payments under their respective leases;

●	our reliance on certain major tenants;

●	our ability to re-lease properties that are currently vacant or that become vacant;

●	our ability to obtain suitable tenants for its properties;

●	changes in real estate market conditions, economic conditions in the industrial sector and the market in which our properties are located and general economic conditions;

●	the inherent risks associated with owning real estate, including local real estate market conditions, governing laws and regulations and illiquidity of real estate investments;

●	our ability to acquire, finance and sell properties on attractive terms;

●	our ability to repay debt financing obligations;

●	our ability to refinance amounts outstanding under our mortgages and credit facilities at maturity on terms favorable to us, or at all;

●	the loss of any member of our management team;

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●	our ability to comply with debt covenants;

●	our ability to integrate acquired properties and operations into existing operations;

●	continued availability of proceeds from issuances of our debt or equity securities;

●	the availability of other debt and equity financing alternatives;

●	market conditions affecting our investment in marketable securities of other REITs;

●	changes in interest rates under our current credit facility and under any additional variable rate debt arrangements that we may enter into in the future;

●	our ability to successfully implement our selective acquisition strategy;

●	our ability to maintain internal controls and procedures to ensure all transactions are accounted for properly, all relevant disclosures and filings are timely made in accordance with all rules and regulations, and any potential fraud or embezzlement is thwarted or detected;

●	changes in federal or state tax rules or regulations that could have adverse tax consequences;

●	declines in the market prices of our investment securities; and

●	our ability to qualify as a REIT for federal income tax purposes.

You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.

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MONMOUTH REAL ESTATE INVESTMENT CORPORATION

We are a Maryland corporation that has elected to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes. We completed our initial public offering in December 1968.

We seek to invest in well-located, modern, single-tenant, industrial buildings leased primarily to investment-grade tenants or their subsidiaries on long-term net leases. We derive our income primarily from real estate rental operations. As of June 30, 2018, our property portfolio consisted of 109 rental properties located in 30 states and totaled approximately 20.5 million square feet. All of these properties are wholly-owned with the exception of two properties in New Jersey, in which we own a majority interest. We have a concentration of FedEx Corporation (FDX) and FDX subsidiary-leased properties consisting of 58 separate stand-alone leases covering approximately 9.4 million square feet as of June 30, 2018. The percentage of FDX leased square footage to the total of our rental space was 46% (7% to FDX and 39% to FDX subsidiaries) as of June 30, 2018. As of June 30, 2018, the only tenants that leased 5% or more of our total square footage were FDX and its subsidiaries. No other tenant accounted for 5% or more of the Company’s total rental space as of June 30, 2018. In addition, we invest in both debt and equity securities of other REITs, which we generally limit to no more than approximately 10% of our undepreciated assets (which is our total assets excluding accumulated depreciation). Our securities portfolio, to the extent not pledged to secure our borrowings, provides us with additional liquidity and additional income and serves as a proxy for real estate when more favorable risk adjusted returns are not available.

Our principal executive offices are located at Juniper Business Plaza, Suite 3-D, 3499 Route 9 North, Freehold, New Jersey 07728. Our telephone number is 732-577-9996. Our website can be accessed at www.mreic.com. The information contained on, or accessible through, our website is not incorporated by reference into and should not be considered a part of this prospectus or any applicable prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing any securities offered by this prospectus you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC and incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

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RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended June 30, 2018, and for each of the last five fiscal years.

	Nine Months Ended
	June 30,	Year Ended September 30,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to combined fixed charges and preferred stock dividends	1.6x	1.6x	1.7x	1.4x	1.4x	1.5x

For the purpose of computing these ratios, earnings have been calculated by adding fixed charges, excluding capitalized interest, to pre-tax income from continuing operations. Fixed charges consist of interest costs, whether expensed or capitalized, the estimated interest component of rental expenses and amortization.

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USE OF PROCEEDS

Except as may be set forth in a particular prospectus supplement accompanying this prospectus or document filed by us with the SEC and incorporated by reference in this prospectus, we will use the net proceeds from sales of securities for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement. We will not receive any proceeds from any sale of our securities by any selling security holder.

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DESCRIPTION OF COMMON AND PREFERRED STOCK

General

This prospectus summarizes the material terms of our common stock and preferred stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws. When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized stock consists of 404,439,750 shares, classified as 192,039,750 shares of common stock, par value $0.01 per share, 200,000,000 shares of excess stock, par value $0.01 per share, and 12,400,000 shares of 6.125% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share, or Series C Preferred Stock. The excess stock is intended to, among other purposes, assist us in preserving our status as a REIT under the Code. See “—Restrictions on Ownership and Transfer.” Under the MGCL and our charter, a majority of our entire board of directors has the power, without action by our common stockholders, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. Our board of directors is also authorized under the MGCL and our charter to classify and reclassify any unissued shares of our stock into other classes or series of stock. Before we issue shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to restrictions in our charter on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations.

As of July 31, 2018, 80,455,217 shares of common stock were issued and outstanding, no shares of excess stock were issued and outstanding, and 11,242,799 shares of Series C Preferred Stock were issued and outstanding.

Common Stock

The shares of common stock offered hereby will, when issued, be fully paid and nonassessable and will have no preferences, conversion, sinking fund, redemption (except with respect to shares of excess stock, described above) or preemptive rights to subscribe for any of our securities.

Subject to the provisions of our charter regarding restrictions on transfer and ownership of our stock and the terms of any other class or series of our stock, our common stockholders will have one vote per share on all matters submitted to a vote of our common stockholders, including the election of directors. Except as provided with respect to any other class or series of stock (including the Series C Preferred Stock), the holders of our common stock will possess the exclusive voting power.

There is generally no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock generally can elect all of the directors then standing for election, and the holders of the remaining shares of our common stock, if any, will not be able to elect any directors, except as otherwise provided by the terms of any other class or series of our stock, including the Series C Preferred Stock.

Subject to any preferential rights granted to any class or series of our stock (including the Series C Preferred Stock), and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock will be entitled to receive dividends or other distributions if, as and when declared by us out of funds legally available for dividends or other distributions to stockholders. Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock, all shares of our common stock have equal distribution rights. In the event of the liquidation, dissolution or winding up of the affairs of our company, after payment of any preferential amounts to any class of preferred stock which may be outstanding (including the Series C Preferred Stock) and after payment of, or adequate provision for, all of our known debts and liabilities, holders of our common stock will be entitled to share ratably in all assets that we may legally distribute to our stockholders.

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Our common stock is traded on the NYSE under the symbol “MNR.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

Our board of directors may authorize the issuance of preferred stock in one or more classes or series and may determine, with respect to any such class or series, the designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock of that class or series, including:

●	distribution rights;

●	conversion rights and terms of conversion;

●	voting rights;

●	redemption rights and terms of redemption; and

●	liquidation preferences.

The shares of preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred stock will not have any preemptive rights to subscribe for any of our securities.

The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. In addition, any preferred stock that we issue could rank senior to our common stock with respect to the payment of dividends or the distribution of our assets upon our liquidation, dissolution, or winding up.

The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock will be fixed by our board of directors and set forth in articles supplementary relating to the class or series. We will describe the specific terms of the particular class or series of preferred stock in the prospectus supplement relating to that class or series, which terms will include:

●	the designation and par value of the class or series of preferred stock;

●	the number of shares of the class or series of preferred stock offered, the liquidation preference per share and the offering price of the class or series of preferred stock;

●	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the class or series of preferred stock;

●	the relative ranking and preferences of the class or series of preferred stock as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

●	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the class or series of preferred stock will cumulate;

●	the procedures for any auction and remarketing for the class or series of preferred stock, if applicable;

●	the provision for a sinking fund, if any, for the class or series of preferred stock;

●	the provision for, and any restriction on, redemption, if applicable, of the class or series of preferred stock;

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●	the provision for, and any restriction on, repurchase, if applicable, of the class or series of preferred stock;

●	the terms and provisions, if any, upon which the class or series of preferred stock will be convertible into common stock or other securities, including the conversion price (or manner or calculation) and conversion period;

●	the voting rights, if any, of the class or series of preferred stock;

●	the terms under which the rights of the class or series of preferred stock may be modified, if applicable;

●	any limitation on issuance of any other class or series of preferred stock, including any class or series of preferred stock ranking senior to or on parity with the class or series of preferred stock as to distribution rights or rights upon the liquidation, dissolution or winding up of the affairs of our company;

●	any listing of the class or series of preferred stock on any securities exchange;

●	if appropriate, a discussion of any additional material federal income tax considerations applicable to the class or series of preferred stock;

●	information with respect to book-entry procedures, if applicable;

●	in addition to those restrictions described below, any other restrictions on the ownership and transfer of the class or series of preferred stock; and

●	any additional rights, preferences, privileges or restrictions of the class or series of preferred stock.

In addition to any other class or series of preferred stock that we may offer, issue or sell pursuant to this prospectus, we have previously classified and issued shares of Series C Preferred Stock. We may reopen such series and classify and issue additional shares of Series C Preferred Stock pursuant to this prospectus.

Unless otherwise specified in the applicable prospectus supplement, the preferred stock offered hereby will, with respect to dividend rights and rights upon the liquidation, dissolution or winding up of the affairs of our company, rank: (1) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (2) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (3) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into shares of our common stock or other securities will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock or other securities into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

6.125% Series C Cumulative Redeemable Preferred Stock. We currently have authorized 12,400,000 shares of Series C Preferred Stock of which 11,242,799 shares are outstanding. Dividends on outstanding shares of Series C Preferred Stock are cumulative and are payable quarterly in arrears at the rate of 6.125% per annum of the $25.00 liquidation preference per share, or $1.53125 per annum per share. We will not declare or pay or set aside for payment any dividends (other than a dividend paid in shares of our common stock or any other class or series of our equity securities that ranks junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up) or declare or make any other distribution of cash or other property on our common stock or any other class or series of our equity securities that ranks junior to or on a parity with the Series C Preferred Stock as to dividends and other distributions or redeem, purchase or otherwise acquire for any consideration, or make any funds available for a sinking fund for the redemption of, any shares of common stock or any other class or series of our equity securities that ranks junior to or on a parity with the Series C Preferred Stock as to dividends and other distributions (except by conversion into or exchange for shares of common stock or any other class or series of our equity securities that ranks junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up and except for the redemption of our equity securities pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our equity securities), unless we also have paid or declared and set aside for payment full cumulative dividends on the Series C Preferred Stock for all past dividend periods.

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The Series C Preferred Stock is not redeemable by us before September 15, 2021, except pursuant to the provisions of our charter relating to restrictions on ownership and transfer of our stock or in limited circumstances relating to the preservation of our qualification as a REIT for federal income tax purposes, or upon a change of control of our company or a delisting event, each as described below. On and after September 15, 2021, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, from time to time, for a cash redemption price per share equal to $25.00 plus all accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date.

In addition, upon the occurrence of a change of control or during any period of time (whether before or after September 15, 2021) that both (i) the Series C Preferred Stock is not listed on the NYSE, the NYSE MKT or the NASDAQ, or listed or quoted on a successor exchange or quotation system, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series C Preferred Stock is outstanding, which we refer to in this prospectus as a delisting event, we may, subject to certain conditions and at our option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the date of the change of control or 90 days after the date of the delisting event, for a cash redemption price per share of Series C Preferred Stock equal to $25.00 plus any accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date.

A “change of control” occurs when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (and such a person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ.

Except to the extent that we have elected to exercise our redemption rights with respect to the Series C Preferred Stock prior to a change of control of our company or a delisting event, upon the occurrence of a change of control or a delisting event, each holder of the Series C Preferred Stock will have the right to convert some or all of the shares of Series C Preferred Stock held by such holder into a number of shares of our common stock per share of Series C Preferred Stock to be converted equal to the lesser of: (A) the quotient obtained by dividing the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the conversion date (unless the conversion date is after a distribution record date but prior to the corresponding distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in such sum) by, (i) for a change of control, (a) the amount of cash consideration per share of common stock, if the consideration to be received in the change of control by the holders of shares of our common stock is solely cash; and (b) the average of the closing prices for shares of our common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the change of control, if the consideration to be received in the change of control by the holders of shares of our common stock is other than solely cash or (ii) for a delisting event, the average of the closing prices for shares of our common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the delisting event; and (B) 3.4119, subject to certain adjustments and subject, in each case, to provisions for the receipt of alternative consideration upon conversion in connection with a change of control as described in the articles supplementary designating the terms of the Series C Preferred Stock. Except as provided above in connection with a change of control or a delisting event, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.

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The Series C Preferred Stock is senior to our common stock with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company. In addition to other preferential rights, each holder of the Series C Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of Series C Preferred Stock, plus any accumulated and unpaid distributions thereon (whether or not earned or declared), before the holders of our common stock or other junior securities receive any distributions in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company.

Holders of the Series C Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series C Preferred Stock for six or more quarterly periods (whether or not declared or consecutive), holders of the Series C Preferred Stock and the holders of all other classes and series of our preferred stock ranking on a parity with the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, or voting preferred stock, and with which the holders of Series C Preferred Stock are entitled to vote together as a single class, voting together as a single class, will have the exclusive power, until all accumulated and unpaid dividends on the Series C Preferred Stock have been fully paid or declared and set apart for payment, to elect two additional directors to our board of directors. Any director so elected will serve on our board of directors until all accumulated and unpaid dividends on the Series C Preferred Stock have been fully paid. In addition, we may not authorize or issue any class or series of equity securities ranking senior to the Series C Preferred Stock and each such other class or series of preferred stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior equity securities) or amend our charter (whether by merger, consolidation or otherwise) to materially and adversely change the terms of the Series C Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock and any equally-affected class or series of voting preferred stock with which the holders of Series C Preferred Stock are entitled to vote as a single class on such matters (voting together as a single class).

The Series C Preferred Stock is traded on the NYSE under the symbol “MNRprC.” The transfer agent and registrar for our Series C Preferred Stock is American Stock Transfer & Trust Company.

Power to Reclassify and Issue Stock

Our board of directors is authorized under the MGCL and our charter to classify and reclassify any unissued shares of our stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Before issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to restrictions in our charter on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of the NYSE or any other stock exchange or automated quotation system on which our stock may be then listed or quoted.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Our Common and Preferred Stock

Under the MGCL and our charter, a majority of our entire board of directors has the power, without action by our stockholders, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. Our management believes that the power to issue additional shares of stock and to classify or reclassify unissued shares of stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of the NYSE or any other stock exchange or automated quotation system on which shares of our stock may be listed or quoted. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. The additional classes or series, as well as the additional shares of stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of the NYSE or any other stock exchange or automated quotation system on which our securities may be then listed or quoted.

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Restrictions on Ownership and Transfer

To qualify as a REIT under the Code, we must satisfy a number of statutory requirements, including a requirement that no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an actual or constructive owner of 10% or more of us, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent we receive (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

Our charter prohibits any transfer of shares of our stock or any other change in our capital structure that would result in:

●	any person directly or indirectly acquiring beneficial ownership of more than 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of our stock (other than shares of excess stock);

●	outstanding shares of our stock (other than shares of excess stock) being constructively or beneficially owned by fewer than 100 persons;

●	our being “closely held” within the meaning of Section 856 of the Code; or

●	our otherwise failing to qualify as a REIT under the Code.

We refer to these restrictions, collectively, as the “ownership limits.” Subject to certain limitations, our board of directors may, in its sole discretion, exempt one or more persons from the ownership limits, on such terms and subject to such conditions as our board of directors may require, including a ruling from the Internal Revenue Service or an opinion of counsel that such exemption will not cause us to fail to qualify as a REIT.

Our charter requires that any person who acquires or attempts to acquire shares of our stock (other than shares of excess stock) in violation of the ownership limits give immediate, or in the event of a proposed or attempted transfer, at least 15 days’ prior, written notice to us. If any person attempts to transfer shares of our stock, or attempts to cause any other event to occur that would result in a violation of the ownership limits, then:

●	any proposed transfer will be void ab initio, the purported transferee of such shares will acquire no interest in the shares and the shares that were subject to the attempted transfer or other event will, effective as of the close of business on the business day before the date of the attempted transfer or other event, automatically, without action by us or any other person, be converted into and exchanged for an equal number of shares of excess stock;

●	we may redeem any shares of excess stock and, before the attempted transfer or other event that results in a conversion into and exchange for shares of excess stock, any shares of our stock of any other class or series that are attempted to be owned or transferred in violation of the ownership limits, at a price equal to the lesser of the price per share paid in the attempted transfer or other event that violated the ownership limits and the last reported sale price of shares of such class of our stock on the NYSE on the day we give notice of redemption or, if shares of such class of our stock are not then traded on the NYSE, the market price of such shares determined in accordance with our charter; and

●	our board of directors may take any action it deems advisable to refuse to give effect to, or to prevent, any such attempted transfer or other event.

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Shares of excess stock will be held in book entry form in the name of a trustee appointed by us to hold the shares for the benefit of one or more charitable beneficiaries appointed by us and a beneficiary designated by the purported transferee, which we refer to as the designated beneficiary, whose ownership of the shares of our stock that were converted into and exchanged for shares of excess stock does not violate the ownership limits. The purported transferee may not receive consideration in exchange for designating the designated beneficiary in an amount that exceeds the price per share that the purported transferee paid for the shares of our stock converted into and exchanged for shares of excess stock or, if the purported transferee did not give value for such shares, the market price of the shares on the date of the purported transfer or other event resulting in the conversion and exchange. Any excess amounts received by the purported transferee as consideration for designating the designated beneficiary must be paid to the trustee for the benefit of the charitable beneficiary. Upon the written designation of a designated beneficiary and the waiver by us of our right to redeem the shares of excess stock, the trustee will transfer the shares of excess stock to the designated beneficiary and, upon such transfer, the shares of excess stock will automatically be converted into and exchanged for the same number and class or series of shares of our stock as were converted into and exchanged for such shares of excess stock. Shares of excess stock are not otherwise transferable. If the purported transferee attempts to transfer shares of our stock before discovering that the shares have been converted into and exchanged for shares of excess stock, the shares will be deemed to have been sold on behalf of the trust, and any amount received by the purported transferee in excess of what the purported transferee would have been entitled to receive as consideration for designating a designated beneficiary will be paid to the trustee on demand.

Holders of shares of excess stock are not entitled to vote on any matter submitted to a vote at a meeting of our stockholders. Upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company, the trustee must distribute to the designated beneficiary any amounts received as distributions on the shares of excess stock that do not exceed the price per share paid by the purported transferee in the transaction that created the violation or, if the purported transferee did not give value for such shares, the market price of the shares of our stock that were converted into and exchanged for shares of excess stock, on the date of the purported transfer or other event that resulted in such conversion and exchange. Any amount received upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company not payable to the designated beneficiary, and any other dividends or distributions paid on shares of excess stock, will be distributed by the trustee to the charitable beneficiary.

Every holder of more than 5% of the number or value of outstanding shares of our stock must give written notice to us stating the name and address of such owner, the number of shares of stock beneficially or constructively owned and a description of the manner in which the shares are owned. Our board of directors may, in its sole and absolute discretion, exempt certain persons from the ownership limitations contained in our charter if ownership of shares of stock by such persons would not disqualify us as a REIT under the Code.

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DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We also will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meaning specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the series of debt securities, to the extent applicable:

●	the title of the series of debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and premium and interest on, the debt securities will be payable, where debt securities may be surrendered for registration of transfer and exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

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●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, and premium and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of, or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any term that may be required under applicable law or regulations or advisable in connection with the marketing of the securities;

●	a discussion of any material United States federal income tax consequences applicable to an investment in such debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	any provisions relating to the conversion of any debt securities, including if applicable, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such debt securities are redeemed;

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●	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof; and

●	whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities or the amount of cash to be received by the holders of debt securities of such series would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities of a series that provides for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any debt securities of such series in the applicable prospectus supplement.

If we denominate the purchase price of any series of debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that series of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

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Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any series of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

●	we are the surviving corporation or the successor person (if other than us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of or premium on any debt security of that series when due and payable;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of our company; and

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

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If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder previously has given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series materially and adversely affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any debt security;

●	reduce the principal amount of discount debt securities payable upon acceleration of maturity thereof;

●	waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security redeemed at our option.

Except for certain specified provisions, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

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Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of or obligations guaranteed by the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credits are pledged which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

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DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, rights or units issued by the Company that may be offered and sold pursuant to this prospectus.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the accompanying prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

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Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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●	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “Legal Ownership of Securities” above;

●	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

●	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

●	the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	we notify any applicable depositary that we wish to terminate that global security; or

●	an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable depositary, is responsible for deciding the names of the institutions that will be the initial direct holders.

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Certain Provisions of the Maryland General Corporation Law
and our Charter and Bylaws

The following description of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The Board of Directors. Our board of directors is currently comprised of twelve directors. Our charter and bylaws provide that the board may alter the number of directors to a number not more than 15 or less than three. Our charter provides that the directors shall be divided, as evenly as possible, into three classes, with approximately one-third of the directors elected by the stockholders annually. Each director will serve for a three year term and until his or her successor is duly elected and has qualified. Holders of shares will have no right to cumulative voting in the election of directors. Our directors are elected by a plurality of the votes cast; however, our Corporate Governance Guidelines require that a director will offer to resign if the director receives a greater number of votes “withheld” than votes “for” such election in an uncontested election of directors.

Business Combinations. Under the Maryland Business Combination Act, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

●	an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the act, our charter exempts any business combination between us and UMH Properties, Inc., or UMH. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and UMH.

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Control Share Acquisitions. The provisions of the Maryland Control Share Acquisition Act provide that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means, subject to certain exceptions, the acquisition of issued and outstanding control shares.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders at which the voting rights of the shares are considered and not approved, as of the date of that meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the provisions of the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. There can be no assurance that our board of directors will not eliminate this provision at any time in the future.

Unsolicited Takeovers Act. Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the directors;

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●	a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a requirement for the calling of special meeting of stockholders may occur if a majority of stockholders request such in writing.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) have a classified board, (b) require a two-thirds vote for the removal of any director from the board, (c) vest in the board the exclusive power to fix the number of directors and (d) require, unless called by our president, the chairman of the board or a majority of the board of directors, the request of stockholders entitled to cast a majority of the votes entitled to be cast at such meeting to call a special meeting of stockholders. We have elected to be governed by the provision of Subtitle 8 providing that a vacancy on our board of directors may be filled only by the remaining directors, for the remainder of the full term of the class of directors in which the vacancy occurred.

Advance Notice of Director Nominations and New Business. Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at an annual meeting may be made only (i) by or at the discretion of our board of directors or a duly authorized committee thereof or (ii) by any stockholder of record as of the date of the notice required by our bylaws, the record date for the meeting and the meeting date and who has provided the information required pursuant to the advance notice procedures of the bylaws. With respect to special meetings of our stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting of our stockholders may be made only (i) by our board of directors or a duly authorized committee thereof or (ii) provided that directors or a duly authorized committee thereof will be elected at the meeting, by a stockholder of record as of the date of the notice required by our bylaws, the record date for the meeting and the meeting date and who has provided the information required pursuant to the advance notice provisions of the bylaws.

Meetings of Stockholders. Under our bylaws, annual meetings of stockholders are to be held each year at a date and time as determined by our board of directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the chairman of our board of directors or by the president and must be called by the secretary upon the written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.

Amendment of Charter and Bylaws. Our charter generally may be amended only if advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter. Under the MGCL, certain charter amendments may be effected by the board of directors, without stockholder approval, such as an amendment changing the name of the corporation or an amendment increasing or decreasing the number of authorized shares of our stock. Our bylaws may be amended only by vote of a majority of the board of directors.

Extraordinary Transactions. We may merge or consolidate with another entity, convert into another form of entity, engage in a statutory share exchange or sell all or substantially all of our assets generally only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. Because our operating assets may be held by our wholly owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Dissolution. Our dissolution must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter.

Removal of Directors. Our charter provides that a director may be removed only for cause, as defined in the charter, and only by the affirmative vote of stockholders entitled to cast not less than two-thirds of the votes entitled to be cast in the election of directors, generally. This provision, when coupled with the Subtitle 8 election vesting in our board of directors the sole power to fill vacant directorships, precludes stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and from filling the vacancies created by the removal with their own nominees.

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Exclusive Forum. Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Indemnification and Limitations on Liability. We are incorporated under the laws of the State of Maryland. The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter requires us, to the fullest extent permitted by Maryland law as in effect from time to time, to indemnify and advance expenses to our directors and officers, whether serving us or at our request any other entity, who were or are parties or are threatened to be made parties to any threatened or actual suit, investigation or other proceeding, including administrative actions, as a result of their status or actions as directors or officers of us. Our charter authorizes us to provide the same indemnification and advancement of expenses to our employees and agents.

We have entered into indemnification agreements with our directors and executive officers which generally provide that we are required to indemnify any director or officer who was, is or becomes a party to or witness or other participant in: (i) any threatened, pending or completed action, suit or proceeding in which the director or officer may be or may have been involved, as a party or otherwise, by reason of the fact that the director or officer was acting in his or her capacity as a director or officer of us; and (ii) any inquiry, hearing or investigation that such director or officer in good faith believes might lead to the institution of any such action, suit or proceeding against any and all expenses, to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Material United States Federal Income Tax Considerations

Introductory Notes

The following is a general summary of certain material U.S. Federal income tax considerations regarding our company and the purchase, ownership or disposition of our stock. Supplemental U.S. Federal income tax considerations relevant to the ownership of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. The following discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of Federal income taxation that may be relevant to a prospective holder of our stock in light of his or her particular circumstances or to stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) who are subject to special treatment under the Federal income tax laws.

Venable LLP has provided an opinion to the effect that this discussion, to the extent that it contains descriptions of applicable Federal income tax law, is correct in all material respects and fairly summarizes in all material respects the Federal income tax laws referred to herein. This opinion is limited to this discussion under the heading “Material United States Federal Income Tax Considerations” and is filed as an exhibit to the registration statement, of which this prospectus is a part. This opinion, however, does not purport to address the actual tax consequences of the purchase, ownership and disposition of our stock to any particular holder. The opinion, and the information in this section, is based on the Code; current, temporary and proposed Treasury Regulations; the legislative history of the Code; current administrative interpretations and practices of the IRS; and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this prospectus. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of existing law, on which the opinion and the information in this section are based. Any change of this kind could apply retroactively to transactions preceding the date of the change. Moreover, opinions of counsel merely represent counsel’s best judgment with respect to the probable outcome on the merits and are not binding on the IRS or the courts. Accordingly, even if there is no change in applicable law, no assurance can be provided that such opinion, or the statements made in the following discussion, will not be challenged by the IRS or will be sustained by a court if so challenged.

The U.S. Federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. Federal income tax law for which no clear precedent or authority may be available. Each prospective purchaser is advised to consult his or her own tax advisor regarding the specific tax consequences to him or her of the acquisition, ownership and sale of our stock and our election to be taxed as a REIT, including the Federal, state, local, foreign, and other tax consequences of such acquisition, ownership, sale, and election and of potential changes in applicable tax laws.

Taxation of the Company as a REIT

General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year which ended September 30, 1968. Our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests and organizational requirements imposed under the Code, as discussed below. We believe that we are organized and have operated in such a manner as to qualify under the Code for taxation as a REIT since our inception, and we intend to continue to operate in such a manner. No assurances, however, can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. See “Failure to Qualify” below.

The following is a general summary of the material Code provisions that govern the Federal income tax treatment of a REIT and its security holders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, the Treasury Regulations, and administrative and judicial interpretations thereof.

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Venable LLP has provided to us an opinion to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, effective for each of our taxable years ended September 30, 2008 through September 30, 2017, and that our current and proposed organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending September 30, 2018 and thereafter. This opinion is filed as an exhibit to the registration statement of which this prospectus is a part. It must be emphasized that this opinion is conditioned upon certain assumptions and representations made by us to Venable LLP as to factual matters relating to our organization and operation. Since qualification as a REIT requires us to satisfy certain income and asset tests throughout the fiscal year ending September 30, 2018, Venable LLP’s opinion is based upon assumptions and our representations as to future conduct, income and assets. In addition, this opinion is based upon our factual representations concerning our business and properties as described in the reports filed by us under the Federal securities laws.

Qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the various requirements under the Code described in this prospectus with regard to, among other things, the sources of our gross income, the composition of our assets, our distribution levels, and our diversity of stock ownership. Venable LLP will not review our operating results on an ongoing basis. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we have satisfied all of the tests for REIT qualification or will continue to do so.

If we qualify for taxation as a REIT, we generally will not be subject to Federal corporate income taxes on net income that we currently distribute to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from investment in a corporation.

Notwithstanding our REIT election, however, we will be subject to Federal income tax in the following circumstances.

First, we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains, provided, however, that properly designated undistributed capital gains will effectively avoid taxation at the stockholder level.

Second, if we have (i) net income from the sale or other disposition of “foreclosure property” (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) that is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

Third, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax on prohibited transactions.

Fourth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a tax in an amount equal to the greater of the amount by which we fail to satisfy the 75% or 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

Fifth, if we should fail to satisfy any of the asset tests (as discussed below) for a particular quarter and do not qualify for certain de minimis exceptions but have nonetheless maintained our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of (i) $50,000 or (ii) the amount determined by multiplying the highest corporate tax rate by the net income generated by certain disqualified assets for a specified period of time.

Sixth, if we fail to satisfy REIT requirements other than the income or asset tests but nonetheless maintain our qualification because certain other requirements are met, we must pay a penalty of $50,000 for each such failure.

Seventh, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year (for this purpose such term includes capital gains which we elect to retain but which we report as distributed to our stockholders. See “Annual Distribution Requirements” below); and (iii) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed and certain retained amounts.

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Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. The IRS has issued Treasury Regulations that generally exclude from the application of this built-in gains tax any gain from the sale of property acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code.

Ninth, we would be subject to a 100% penalty tax on amounts received (or on certain expenses deducted by a TRS (as defined below)) if arrangements among us, our tenants and a TRS were not comparable to similar arrangements among unrelated parties.

Requirements for Qualification

The Code defines a REIT as a corporation, trust or association that meets the following requirements:

i.	is managed by one or more trustees or directors;

ii.	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

iii.	would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

iv.	is neither a financial institution nor an insurance company subject to certain provisions of the Code;

v.	the beneficial ownership of which is held by 100 or more persons;

vi.	not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year after applying certain attribution rules;

vii.	that makes an election to be treated as a REIT for the current taxable year or has made an election for a previous taxable year which has not been terminated or revoked; and

viii.	that meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (vi) must be met during the last half of each taxable year. For purposes of determining stock ownership under condition (vi), a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Section 401(a) of the Code generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (vi). Conditions (v) and (vi) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We have issued sufficient common stock with sufficient diversity of ownership to allow us to satisfy requirements (v) and (vi). In addition, our charter contains restrictions regarding the transfer of our stock intended to assist in continuing to satisfy the stock ownership requirements described in (v) and (vi) above. These restrictions, however, may not ensure that we will be able to satisfy these stock ownership requirements. If we fail to satisfy these stock ownership requirements, we may fail to qualify as a REIT.

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In addition, if a corporation elected to be a REIT subsequent to October 4, 1976, it must have as its taxable year the calendar year. We elected to be classified as a REIT prior to that date. Consequently, our taxable year ends September 30.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We believe that we have complied with this requirement.

For our tax years beginning prior to January 1, 1998, pursuant to applicable Treasury Regulations, to be taxed as a REIT, we were required to maintain certain records and request on an annual basis certain information from our stockholders designed to disclose the actual ownership of our outstanding shares. For our tax years beginning January 1, 1998 and after, these records and informational requirements are no longer a condition to REIT qualification. Instead, a monetary penalty will be imposed for failure to comply with these requirements. We have complied with such requirements. If we comply with these regulatory rules, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (vi) above, we will be treated as having met the requirement.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary generally will be disregarded for Federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to Federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” is an entity taxable as a corporation in which we own stock and that elects with us to be treated as a TRS under Section 856(l) of the Code. If one of our TRS owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS of ours. A TRS is subject to Federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a TRS can perform certain impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of Federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties. We currently have a TRS, MREIC Financial, Inc., and may establish additional TRSs in the future. To date, MREIC Financial, Inc. has not been engaged in significant activities.

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership.

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Income Tests

To maintain our qualification as a REIT, two separate percentage tests relating to the source of our gross income must be satisfied annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year generally must be derived directly or indirectly from investments relating to real property, dividends paid by other REITs, mortgages on real property (including “rents from real property,” gain, and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

Rents received by us will qualify as “rents from real property” in satisfying the above gross income tests only if several conditions are met. First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. However, amounts received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Second, rents received from a tenant will not qualify as “rents from real property” if we, or a direct or indirect owner of 10% or more of our stock, actually or constructively own 10% or more of such tenant. We may, however, lease our properties to a TRS and rents received from that subsidiary generally will not be disqualified from being “rents from real property” by reason of our ownership interest in the subsidiary if at least 90% of the property in question is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, as determined pursuant to the rules in Section 856(d)(8) of the Code.

Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” This 15% test is based on relative fair market values of the real and personal property.

Generally, for rents to qualify as “rents from real property” for the purposes of the gross income tests, we are only allowed to provide services that are both “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Income received from any other service will be treated as “impermissible tenant service income” unless the service is provided, in the case of impermissible services that are customary, through an independent contractor that bears the expenses of providing the services and from whom we derive no revenue or, in the case of even non-customary impermissible services, through a TRS, subject to specified limitations. The amount of impermissible tenant service income we receive is deemed to be the greater of the amount actually received by us or 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from that property, the income will not cause the rent paid by tenants of that property to fail to qualify as rents from real property, but the impermissible tenant service income itself will not qualify as rents from real property.

In addition to being structured to satisfy the above listed conditions, our leases will be structured with the intent to qualify as true leases for Federal income tax purposes. If, however, our leases were recharacterized as service contracts, mortgages or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that we, our applicable subsidiary or other lessor entity receives from the lessees would not be considered rent or would not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we very likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, could lose our REIT status.

Distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 75% and 95% gross income tests.

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In certain circumstances, we may receive reimbursements for certain expenses that we have advanced. In general, we intend to structure any such reimbursements so that they constitute a nontaxable recovery of a previous advance and not gross income to us.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% gross income test, and interest on loans secured by real property qualifies under the 75% gross income test; provided that in both cases the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% gross income test. We may acquire mortgage, mezzanine, bridge loans and other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for Federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, under recently issued IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. Prior to October 22, 2004, these relief provisions generally were available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, if we attached a schedule of the nature and amount of our income to our Federal income tax return for such years, and if any incorrect information on the schedules was not due to fraud with intent to evade tax. Under current law, the relief provisions generally will be available with respect to a failure to meet such tests if our failure was due to reasonable cause and not due to willful neglect, and, following the REIT’s identification of the failure to meet either of the gross income tests, a description of each item of the REIT’s gross income is set forth in a schedule for the relevant taxable year that is filed in accordance with the applicable regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “Taxation of the Company as a REIT,” even if these relief provisions were to apply, a tax would be imposed equal to the excess impermissible gross income multiplied by a fraction intended to reflect our profitability.

Other Rules Regarding Income

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. The amount of gain would include any gain realized by qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT since such income is disregarded for purposes of these tests. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances surrounding the particular transaction. We intend to continue to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

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Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by us as a result of our having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by and secured by the property, (ii) for which the related loan or lease was acquired by us at a time when default was not imminent or anticipated, and (iii) for which we make a proper election to treat the property as foreclosure property. Property otherwise qualifying as foreclosure property has that status for the year of acquisition plus the three following years, unless such period is extended by the IRS. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test.

Hedging Transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Under current law, income from “hedging transactions” will not constitute gross income for purposes of the 95% and 75% gross income tests. A “hedging transaction” means any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. In addition, income from hedging transactions made primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain) also will not constitute gross income for purposes of the 95% and 75% gross income tests. We must properly identify any such hedges in our books and records before the close of the day on which it was acquired, originated, or entered into and satisfy certain other identification requirements. If a REIT enters into a qualifying hedge but disposes of the underlying property (or a portion thereof) or the underlying debt (or a portion thereof) is extinguished, the REIT can enter into a hedge of the original qualifying hedge, and income from the subsequent hedge will also not be included in income for purposes of the 75% or 95% gross income tests. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Cancellation of Indebtedness Income. We may finance acquisitions of property by incurring debt. In the event that we (i) cannot satisfy the full amount of the debt, (ii) negotiate a modification of the terms of the debt with the lender, or (iii) buy back the debt at a discounted price, we may have to recognize cancellation of indebtedness, or COD, income. Under current law, COD income will not constitute gross income for purposes of the 75% and 95% gross income tests.

Cash/Income Differences/Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for Federal income tax purposes. Any payment of principal on such debt may have to be included in our income as interest income under the “market discount” rules as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

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In addition, pursuant to our investment strategy, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for Federal income tax purposes.

In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Further, under the Tax Cuts and Jobs Act of 2017, or the TCJA, for taxable years beginning after December 31, 2017, our deduction for net business interest expense generally will be limited to 30% of our adjusted taxable income. If we are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that engage in certain real estate businesses may elect out of this rule, provided that such electing taxpayers must use an alternative depreciation system. We believe that we will be eligible to make this election. If we make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy six tests relating to the nature of our assets.

1.	At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and government securities, as such terms are defined in the Code. Our real estate assets include, for this purpose, our allocable share of real estate assets held by the partnerships in which we own an interest, and the non-corporate subsidiaries of these partnerships, stock of other REITs and stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or long-term debt.

2.	Not more than 25% of the value of our total assets may be represented by securities, other than those in the 75% asset class.

3.	Except for certain investments in REITs, TRSs and other securities in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

4.	Except for certain investments in REITs, TRSs and other securities in the 75% asset class, we may not own more than 10% of the total voting power of any one issuer’s outstanding securities.

5.	Except for certain investments in REITs, TRSs and other securities in the 75% asset class, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the debt safe harbors discussed below.

6.	The aggregate value of all securities of TRSs held by us may not exceed (i) for taxable years beginning prior to January 1, 2018, 25% of the value of our gross assets, and (ii) for taxable years beginning after December 31, 2017, 20% of the value of our gross assets.

7.	No more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934) to the extent such debt instruments are not secured by real property or interests in real property.

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For purposes of these asset tests, any shares of qualified REIT subsidiaries are not taken into account, and any assets owned by the qualified REIT subsidiary are treated as owned directly by the REIT.

Securities, for purposes of the asset tests, may include debt we hold. However, the following types of arrangements generally will not be considered securities held by us for purposes of the 10% value test:

1.	straight debt securities of an issuer which meet the requirements of Section 856(m)(2) of the Code, discussed below;

2.	any loan to an individual or an estate;

3.	any Section 467 rental agreement, other than with certain related persons;

4.	any obligation to pay rents from real property as defined in Section 856(d)(1) of the Code;

5.	any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under such security does not depend in whole or in part on the profits of any entity not described in the category or payments on any obligation issued by such an entity;

6.	any security issued by a REIT; or

7.	any other arrangement as determined by the IRS.

Under Section 856(m)(2) of the Code, debt generally will constitute “straight debt” if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money (i) which is not convertible, directly or indirectly, into stock and (ii) the interest rate (or the interest payment dates) of which is not contingent on profits, the borrower’s discretion or similar factors. However, a security may satisfy the definition of “straight debt” even though the time of payment of interest or principal thereunder is subject to a contingency, if: (a) such contingency does not have the effect of changing the effective yield to maturity more than the greater of 0.25% or 5% of the annual yield to maturity, or (b) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1 million and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. Second, a security can satisfy the definition of “straight debt” even though the time or amount of any payment thereunder is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

Certain “look-through” rules apply in determining a REIT partner’s share of partnership securities for purposes of the 10% value test. Under such rules, a REIT’s interest as a partner in a partnership is not considered a security, and the REIT is deemed to own its proportionate share of each of the assets of the partnership. In addition, the REIT’s interest in the partnership assets is the REIT’s proportionate interest in any securities issued by the partnership, other than securities qualifying for the above safe harbors. Therefore, a REIT that is a partner in a partnership must look through both its equity interest and interest in non-safe harbor debt securities issued by the partnership.

Any non-safe harbor debt instrument issued by a partnership will not be considered a security to the extent of the REIT’s interest as a partner in the partnership. Also, any non-safe harbor debt instrument issued by a partnership will not be considered a security if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from the sources that are qualifying income for the 75% gross income test applicable to REITs.

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Certain corporate or partnership securities that otherwise would qualify under the straight debt safe harbor will not so qualify if the REIT holding such securities, and any of its controlled TRSs, holds other securities of the issuer which are not securities qualifying for any safe harbors if such non-qualifying securities have an aggregate value greater than 1% of the issuer’s outstanding securities.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a TRS, we believe that our pro rata share of the value of the securities, including unsecured debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation (taking into account the debt safe harbors with respect to certain issuers). With respect to our compliance with each of these asset tests, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the asset tests arises immediately after, and is wholly or partly the result of, the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we were to fail to cure the noncompliance with the asset tests within this 30 day period, we could fail to qualify as a REIT.

A REIT, however, will not lose its REIT status for failing to satisfy the requirements of the 5% and 10% tests if such failure is due to the ownership of assets the total value of which does not exceed the lesser of: (i) 1% of the total value of the REIT’s assets at the end of the quarter for which such measurement is done or (ii) $10 million. However, the REIT must either: (x) dispose of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the IRS), or (y) otherwise meet the requirements of those rules by the end of such time period.

In addition, if a REIT fails to meet any of the asset test requirements for a particular quarter, and the failure exceeds the above-described de minimis standard, then the REIT still will be considered to have satisfied these tests if the REIT satisfies several requirements. First, the REIT’s failure to satisfy the particular asset test must be due to reasonable cause and not due to willful neglect. Second, the REIT must file a schedule of the assets resulting in such failure with the IRS in accordance with the regulations and must dispose of the assets within six months after the last day of the quarter in which the REIT identified the failure (or such other time period prescribed by the IRS) or otherwise meet the requirements of those rules by the end of such time period. Finally, the REIT must pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the assets described in the schedule for the period beginning on the first date that the failure occurs and ending on the date when the REIT disposes of such assets or the end of the first quarter when the REIT no longer fails to satisfy the particular asset test.

Also, if a REIT fails to satisfy requirements other than the income or asset tests, the REIT will not lose its qualification as a REIT provided such violations are due to reasonable cause and not due to willful neglect and the REIT pays a penalty of $50,000 for each such failure.

Annual Distribution Requirements

We, in order to maintain our qualification as a REIT, must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions generally must be paid in the taxable year to which they relate. Dividends may be paid in the following year in two circumstances. First, dividends may be declared in the following year if the dividends are declared before we timely file our tax return for the year and paid within 12 months of the end of the tax year but before the first regular dividend payment made after such declaration. Second, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the nondistributed amount at regular capital gains and ordinary corporate tax rates. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions (or deemed distributions) in any year are less than the sum of:

●	85% of our ordinary income for that year;

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●	95% of our capital gain net earnings for that year; and

●	100% of our undistributed taxable income from prior years.

We may elect to retain and pay tax on net long-term capital gains and require our stockholders to include their proportionate share of such undistributed net capital gains in their income. If we make such election, stockholders would receive a tax credit attributable to their share of the capital gains tax paid by us, and would receive an increase in the basis of their shares in us in an amount equal to the stockholder’s share of the undistributed net long-term capital gain reduced by the amount of the credit. Further, any undistributed net long-term capital gains that are included in the income of our stockholders pursuant to this rule will be treated as distributed for purposes of the 4% excise tax.

In addition, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset.

We have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we, from time to time, may not have sufficient cash or liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceeds the amount of noncash deductions. In the event that such timing differences occur, in order to meet the distribution requirements, we may arrange for short-term, or possibly long-term, borrowing or pay distributions in the form of taxable stock dividends to permit the payment of required dividends. If the amount of nondeductible expenses exceeds noncash deductions, we may refinance our indebtedness to reduce principal payments and may borrow funds for capital expenditures.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will such distributions be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction and non-corporate taxpayers will be taxed at the same Federal income tax rates as capital gains are subject to tax for Federal income tax purposes. Further, while non-corporate stockholders generally may deduct up to 20% of dividends from a REIT (other than capital gain dividends and dividends treated as qualified dividend income) for taxable years beginning after December 3, 2017 and before January 1, 2026, if we fail to qualify as a REIT, such stockholders may not claim this deduction with regard to dividends paid by us. Unless entitled to relief under specific statutory relief provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

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Taxation of Stockholders

Federal Income Tax Considerations for Holders of Our Stock

The following summary describes the principal Federal income tax consequences to you of purchasing, owning and disposing of our stock. This summary assumes you will hold shares of our stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the Federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

●	financial institutions, banks and thrifts;

●	insurance companies;

●	tax-exempt organizations;

●	“S” corporations;

●	traders in securities that elect to mark to market;

●	partnerships, pass-through entities and persons holding our stock through a partnership or other pass-through entity;

●	stockholders subject to the alternative minimum tax;

●	regulated investment companies and REITs;

●	non-U.S. governments and international organizations;

●	non-U.S. stockholders that are passive foreign investment companies or controlled foreign corporations;

●	broker-dealers or dealers in securities or currencies;

●	U.S. expatriates;

●	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; or

●	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar.

If you are considering purchasing our stock, you should consult your tax advisors concerning the application of Federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. stockholder,” we mean a holder of shares of our stock who, for Federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation, including an entity treated as a corporation for Federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

●	an estate the income of which is subject to Federal income taxation regardless of its source;

●	or a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

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If you hold shares of our stock and are not a U.S. stockholder or an entity taxed as a partnership for Federal income tax purposes, you are a “non-U.S. stockholder.”

If a partnership or other entity treated as a partnership for Federal income tax purposes holds shares of our stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Stockholders

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate-level tax discussed below, will be taxable to our taxable U.S. stockholders as dividend income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent provided in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to U.S. stockholders taxed at individual rates. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of each class of our stock in proportion to the amount that our total dividends, as determined for Federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for Federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for Federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:

●	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

●	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s income as long-term capital gain;

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●	receive a credit or refund for the amount of tax deemed paid by it;

●	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

●	in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amounts. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Stock. Except as described below under “— Redemption or Repurchase by Us,” if a U.S. stockholder sells or disposes of shares of stock, it will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the holder has held such stock for more than one year. However, if a U.S. stockholder recognizes a loss upon the sale or other disposition of stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “— Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. A redemption or repurchase generally will be treated as a sale or exchange if it:

●	is “substantially disproportionate” with respect to the U.S. stockholder;

●	results in a “complete termination” of the U.S. stockholder’s stock interest in us; or

●	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of stock, including common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our stock actually owned by the U.S. stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally.” A U.S. stockholder’s adjusted tax basis in the redeemed or repurchased shares will be transferred to the U.S. shareholder’s remaining shares of our stock, if any. If the U.S. stockholder owns no other shares of our stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the Federal income tax consequences of a redemption or repurchase of our stock.

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If a redemption or repurchase of shares of our stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Dispositions of Our Stock.”

Conversion to Common Stock. A conversion of the 6.125% Series C Preferred Stock to shares of our common stock should generally be characterized as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. Except for cash received in lieu of fractional shares (discussed below), this recapitalization generally should be tax free to the holder of the 6.125% Series C Preferred Stock (i.e., no gain or loss should be recognized). Such holder should generally have (i) an aggregate adjusted basis in the common stock received equal to its aggregate adjusted basis in the converted shares (excluding any fractional shares for which cash is received) and (ii) a holding period with respect to the shares of common stock received that includes the period during which the converted shares were held prior to the conversion. Any cash received in lieu of fractional shares generally should be treated as a payment in a taxable exchange for such fractional shares in the manner described above under “—Taxation of Taxable U.S. Stockholders—Disposition of Our Stock.”

Tax Rates. The maximum tax rate for taxpayers taxed at individual rates for (1) capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as “capital gain dividends.” U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

The TCJA temporarily reduces the highest marginal income tax rate applicable to individuals to 37% (excluding the 3.8% Medicare tax on unearned income, discussed below) from 39.6%. Individuals continue to pay a maximum 20% rate on long-term capital gains and qualified dividend income, as discussed above. However, the TCJA also will allow non-corporate U.S. shareholders to deduct 20% of their dividends from REITs, excluding capital gain dividends and qualified dividend income (which continue to be subject to the 20% rate). As a result, the non-qualified dividend income received by an individual or other non-corporate U.S. shareholder in a REIT will be subject to a maximum effective Federal income tax rate of 29.6%, compared with the previously effective rate of 39.6% (plus, in each case, the 3.8% Medicare tax on net investment income). The income tax rate changes applicable to individuals apply for taxable years beginning after December 31, 2017 and before January 1, 2026.

Medicare Tax on Unearned Income. Certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our stock.

Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our stock. See “—Taxation of Non-U.S. Stockholders—Foreign Accounts”.

Information Reporting and Backup Withholding. We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s Federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “— Taxation of Non-U.S. Stockholders.”

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Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from Federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our stockholders. However, because our stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing Federal income taxation of the purchase, ownership and disposition of our stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of Federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of Federal, state, local and non-U.S. income tax laws on the purchase, ownership and disposition of shares of our stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests, or USRPI, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of Federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business will generally not be subject to withholding but will be subject to Federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to Federal income tax. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting Federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

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Except as otherwise provided below, we expect to withhold Federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

1.	a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

2.	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted basis in such stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests. Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to Federal income taxation, unless:

1.	the investment in our stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%; or

2.	the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of “United States real property interests,” or USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. stockholders would generally be taxed at the same rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 21% (or 20% to the extent provided in Treasury Regulations) of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 21% of any distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder’s Federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will generally be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly-traded stockholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the outstanding stock of a publicly traded class. Furthermore, distributions to “qualified foreign pension funds” (as defined in the Code) or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of our stock held by stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their Federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual Federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

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Sale of Our Stock. Except as described below under “— Redemption or Repurchase by Us,” gain recognized by a non-U.S. stockholder upon the sale, exchange or other taxable disposition of our stock generally will not be subject to Federal income taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We expect that we will continue to be a USRPHC. Our stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to “regularly traded” stock described below), a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. stockholder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1).

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. stockholder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. stockholder of such stock would not be subject to Federal income taxation under FIRPTA as a sale of a USRPI if:

1.	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as the NYSE; and

2.	such non-U.S. stockholder owned, actually and constructively, 10% or less of such class of our stock throughout the five-year period ending on the date of the sale or exchange.

In addition, dispositions of our stock by qualified shareholders are not subject to FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the outstanding stock of a publicly traded class. An actual or deemed disposition of our stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” (as defined in the Code) or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA.

If gain on the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular Federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, and if shares of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would generally be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. See “— Taxation of Taxable U.S. Stockholders — Redemption or Repurchase by Us.” If a redemption or repurchase of shares of our stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of Non-U.S. Stockholders — Distributions Generally.” If a redemption or repurchase of shares of our stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “— Taxation of Non-U.S. Stockholders — Sale of Our Stock.”

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Conversion to Common Stock. A conversion of the 6.125% Series C Preferred Stock to shares of our common stock should generally be characterized as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. Except for cash received in lieu of fractional shares (discussed below), this recapitalization generally should be tax free to the holder of the 6.125% Series C Preferred Stock (i.e., no gain or loss should be recognized). Such holder should generally have (i) an aggregate adjusted basis in the common stock received equal to its aggregate adjusted basis in the converted shares (excluding any fractional shares for which cash is received) and (ii) a holding period with respect to the shares of common stock received that includes the period during which the converted shares were held prior to the conversion. Any cash received in lieu of fractional shares generally should be treated as a payment in a taxable exchange for such fractional shares in the manner described under— Taxation of Non-U.S. Stockholders—Sale of our Stock.”

Information Reporting and Backup Withholding Tax. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

Backup withholding is not an additional tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Foreign Accounts. Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities (including payments to U.S. stockholders that hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, in order to avoid the imposition of such withholding, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts to the IRS (or, in some cases, local tax authorities), and withhold 30% on payments it makes to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these provisions may be subject to different rules.

Under the applicable Treasury Regulations and IRS guidance, the withholding provisions described above will generally apply to current payments of dividends and to payments of gross proceeds from a sale or other disposition of stock on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding Federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our stock.

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SELLING SECURITY HOLDERS

Selling security holders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. Information about selling security holders, where applicable, will be set forth in a prospectus supplement.

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Plan of Distribution

We or any of the selling security holders may sell the offered securities from time to time:

●	through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

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LEGAL MATTERS

Certain matters of Maryland law, including the validity of the securities covered by this prospectus, will be passed upon for us by Venable LLP. Certain tax matters will be passed upon for us by Venable LLP.

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EXPERTS

The consolidated financial statements and schedule of Monmouth Real Estate Investment Corporation (MREIC) as of September 30, 2017 and 2016, and for each of the years in the three-year period ended September 30, 2017, and the report on the effectiveness of MREIC’s internal control over financial reporting as of September 30, 2017, included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, have been incorporated by reference herein in reliance upon the reports of PKF O’Connor Davies, LLP, our independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Rights
Units

PROSPECTUS

August 2, 2018

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expense, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission, or the SEC, registration fee.

Amount to be Paid
SEC registration fee	*
Printing fees	**
Legal fees and expenses	**
Accounting fees and expenses	**
Total	**

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. We will provide additional information regarding estimated fees and expenses at the time we include information as to any securities in a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Monmouth Real Estate Investment Company, or the Company, is incorporated under the laws of the State of Maryland. The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. The Company’s charter contains a provision that eliminates the liability of its directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company’s does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

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The Company’s charter requires it, to the fullest extent permitted by Maryland law as in effect from time to time, to indemnify and advance expenses to its directors and officers, whether serving the Company or at its request any other entity, who were or are parties or are threatened to be made parties to any threatened or actual suit, investigation or other proceeding, including administrative actions, as a result of their status or actions as directors or officers of the Company. The Company’s charter authorizes it to provide the same indemnification and advancement of expenses to employees and agents of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company has entered into indemnification agreements with its directors and executive officers which generally provide that the Company is required to indemnify any director or officer who was, is or becomes a party to or witness or other participant in: (i) any threatened, pending or completed action, suit or proceeding in which such director or officer may be or may have been involved, as a party or otherwise, by reason of the fact that the director or officer was acting in his or her capacity as a director or officer of the Company; and (ii) any inquiry, hearing or investigation that such director or officer in good faith believes might lead to the institution of any such action, suit or proceeding against any and all expenses, to the fullest extent permitted by law.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement**

4.1	Specimen certificate of common stock of Monmouth Real Estate Investment Corporation (incorporated by reference to Exhibit 4.1 to the Form 10-Q for the quarterly period ended June 30, 2015, filed by the Registrant with the Securities and Exchange Commission on August 5, 2015.)

4.2	Specimen certificate representing the Series C Preferred Stock of Monmouth Real Estate Investment Corporation (incorporated by reference to Exhibit 4.1 to the Form 8-A12B filed by the Registrant with the Securities and Exchange Commission on September 13, 2016, Registration No. 001-33177.)

4.3	Form of Deposit Agreement**

4.4	Form of Indenture*

4.5	Form of Debt Security**

4.6	Form of Warrant Agreement**

4.7	Form of Warrant Certificate**

5.1	Opinion of Venable LLP*

8.1	Opinion of Venable LLP*

12.1	Calculation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends*

23.1	Consent of Venable LLP (included in Exhibit 5.1)*

23.2	Consent of Venable LLP (included in Exhibit 8.1)*

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23.3	Consent of PKF O’Connor Davies, LLP*

24.1	Powers of Attorney (included on the signature page of this registration statement)*

25	Statement of Eligibility of Trustee on Form T-1***

* Filed herewith.

** To be filed by amendment or incorporated by reference in connection with the offering of a particular class of securities.

*** Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

Provided, however, that:

A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

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i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

d. The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

e. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Freehold, State of New Jersey, on August 2, 2018.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By:	/s/ Michael P. Landy
Name:	Michael P. Landy
Title:	President, Chief Executive Officer and Director

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael P. Landy and Kevin S. Miller, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the above Power of Attorney have been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eugene W. Landy	Director and Chairman of the Board	August 2, 2018

/s/ Michael P. Landy	President, Chief Executive Officer and Director	August 2, 2018

/s/ Kevin S. Miller	Chief Financial Officer, Chief Accounting Officer and Director	August 2, 2018

/s/ Daniel D. Cronheim	Director	August 2, 2018

/s/ Catherine B. Elflein	Director	August 2, 2018

/s/ Brian H. Haimm	Director	August 2, 2018

/s/ Neal Herstik	Director	August 2, 2018

/s/ Matthew I. Hirsch	Director	August 2, 2018

/s/ Samuel A. Landy	Director	August 2, 2018

/s/ Gregory T. Otto	Director	August 2, 2018

/s/ Scott L. Robinson	Director	August 2, 2018

/s/ Stephen B. Wolgin	Director	August 2, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement**

4.1	Specimen certificate of common stock of Monmouth Real Estate Investment Corporation (incorporated by reference to Exhibit 4.1 to the Form 10-Q for the quarterly period ended June 30, 2015, filed by the Registrant with the Securities and Exchange Commission on August 5, 2015.)

4.2	Specimen certificate representing the Series C Preferred Stock of Monmouth Real Estate Investment Corporation (incorporated by reference to Exhibit 4.1 to the Form 8-A12B filed by the Registrant with the Securities and Exchange Commission on September 13, 2016, Registration No. 001-33177.)

4.3	Form of Deposit Agreement**

4.4	Form of Indenture*

4.5	Form of Debt Security**

4.6	Form of Warrant Agreement**

4.7	Form of Warrant Certificate**

5.1	Opinion of Venable LLP*

8.1	Opinion of Venable LLP*

12.1	Calculation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends*

23.1	Consent of Venable LLP (included in Exhibit 5.1)*

23.2	Consent of Venable LLP (included in Exhibit 8.1)*

23.3	Consent of PKF O’Connor Davies, LLP*

24.1	Powers of Attorney (included on the signature page of this registration statement)*

25	Statement of Eligibility of Trustee on Form T-1***

* Filed herewith.

** To be filed by amendment or incorporated by reference in connection with the offering of a particular class of securities.

*** Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.